                                                                    Exhibit 99.1



PACIFICNET REPORTS RECORD THIRD QUARTER 2005 RESULTS

-- REVENUES INCREASES 33% LEADING TO NET INCOME INCREASE OF 349%; COMPANY TO HOLD CONFERENCE CALL AT 8 AM EASTERN TIME

HONG KONG--(BUSINESS WIRE)-- November 14, 2005--PacificNet Inc. (Nasdaq:PACT), a leading provider of customer relationship management (CRM), call center, interactive voice response (IVR) services, value-added services (VAS), and business process outsourcing (BPO) services in Greater China reported record results for the third quarter ended September 30, 2005.

Q3 HIGHLIGHTS (IN US DOLLARS)

         o Quarterly revenues of $10,722,000 represented an increase of 33% as compared to $8,054,000 from Q3 2004. This compared to the Company's Q3 previous expectation of $11 million to $13 million.
         o Quarterly net income of $611,000, or $0.06 per share, represented an increase of 349% as compared to $136,000, from Q3 2004. This met the Company's earnings projection of $0.06 to $0.09 per share.
         o Quarterly operating profit of $1,027,000, an increase of 122% as compared to $463,000 from Q3 2004.
         o Quarterly gross profit of $1,989,000, an increase of 45% as compared to $1,372,000 from Q3 2004.
         o        Revenues of $3,362,000, $2,546,000, and $4,678,000; and
                  operating profit of $323,000, $1,171,000, and $102,000 were generated from the Company's three business units: (1) Outsourcing, (2) VAS and (3) Communications, respectively. This compares to revenues of $2,545,000, $1,489,000, and $3,988,000; and operating profit of $292,000, $397,000, and
                  $48,000, respectively for Q3 2004.
         o VAS operating profit reached $1,171,000, or 25% sequential growth. The VAS Group has become the Company's most profitable group with the highest profit margin and growth. The strong growth in the VAS Group is largely due to the acquisition of Guangzhou 3G completed in April and the high margin business in the interactive voice response (IVR) and VAS area.
         o        Continued profitability in all the acquired subsidiaries.

9-MONTH HIGHLIGHTS

         o Total revenues for the first nine months of 2005 were $30.60 million compared to $19.64 million for the same period in 2004, an increase of 56%.
         o Net income for the first nine months of 2005 was $1.62 million, or $0.16 EPS, compared to net income of $328,000 or $0.05 per share for the same period in 2004, an EPS increase of 220%.
         o Operating profit of $2.86 million, an increase of 136% as compared to operating profit of $1.21 million in 2004.
         o Gross profit of $5.85 million, an increase of 49%, as compared to $3.91 million in 2004.

2005 BUSINESS OUTLOOK

The Company expects the following revised 2005 full-year guidance based on its existing business, excluding any new acquisitions:

         o Revenues will be between $41.6 and $45 million, as compared to previous expectation of revenues of $45 to $50 million.
         o Net income will be between $2.3 and $3.3 million, as compared to previous expectations of $2.8 and $4.2 million.

         o EPS will be between $0.23 and $0.25, compared to previous expectations of EPS $0.25 to $0.38 per share.
         o        For Q4 2005, revenues will be between $11 and $13 million.
         o For Q4 2005, net income will be between $700,000 and $900,000, or about $0.07 to $0.09 per share.
         o The Company's business outlook excludes the impact of the acquisition of Hitching International Corporation (HIC).

2006 BUSINESS OUTLOOK

The Company expects the 2006 revenues and profit will grow by at least 30% from 2005 based on its existing business, without inclusion of any new acquisitions.

"We are delighted to report yet another strong quarter of financial results, which is our seventh consecutive profitable quarter," said Tony Tong, Chairman of PacificNet. "During the quarter, we continued to shift away from our traditional lower-margin phone card distribution business to higher-margin value-added telecom services. While this may have the short-term effect of reducing our revenue, we believe that in 2006 this strategy will result in increased profitability. This strategy is beginning to work, as our operating margin increased from 17% in the third quarter of 2004 to 18.5% in the third quarter of 2005. We experienced significant organic growth this quarter, including new contracts with China Telecom Hainan, China Mobile Jiangsu, and the Bank of China. We also made an acquisition recently which will dramatically increase our call center capacity and our ability to take on larger contracts."

"During the third quarter, we invested aggressively in our business to support our growth in the CRM and VAS/IVR markets as well as to develop the infrastructure necessary for future acquisition opportunities. We invested heavily in the IVR Alliance (iPACT) rollout, and our WAP site was recently ranked fourth in China. We just built a new call center in Guangzhou and also invested in the technology to standardize a new corporate-wide accounting system across all subsidiaries and members companies, which will allow us to better monitor, measure and report the performance of our businesses in a more timely manner. We also installed a new Intranet Office Automation System and upgraded Virtual Private Network to better communicate and manage operations across all of our businesses. Finally, we have hired additional personnel to support enhanced audit, accounting, internal control and compliance functions. Each of our subsidiary companies is currently profitable and is focused on improving profit margins through both increased revenue as well as improved efficiency. Despite all these infrastructure investment expenses, we still turned a nice profit this quarter. We are proud that we were able to return a profitable quarter while making the necessary investments to allow us to capitalize on the upcoming busy holiday season, as the fourth quarter is traditionally the busiest period across all of our operating units."

RECENT BUSINESS HIGHLIGHTS

HITCHING INTERNATIONAL ACQUISITION STATUS

On October 3, PacificNet announced that it had entered into an agreement to acquire a majority and controlling interest in Hitching International Corporation ("HIC"). Through its subsidiary in Shenzhen China, HIC operates one of the leading Direct Response Television (DRTV) infomercial marketing companies for financial advisory services in China. HIC is headquartered in Shenzhen China with more than 600 employees in its DRTV infomercial telemarketing call center. The DRTV call center, with about 400 phone lines, occupies about 35,000 sq. feet. PacificNet is currently in the process of due diligence which is taking longer than it first anticipated due to a large amount of legal, regulatory and financial information to be reviewed. PacificNet plans to provide an update on the results of the due diligence soon.

"IPACT" VAS ALLIANCE PROGRAM

In July, PacificNet announced the launch of a new IVR-Alliance program called "iPACT" at the 2005 Voice Value-added Service (VAS) Conference. Under this iPACT program, PacificNet plans to sign up qualified Voice-VAS and IVR service providers as profit sharing partners in China under a unified brand "iPACT". PacificNet will provide to qualified VAS-Alliance partners, on a profit sharing basis, all of the hardware, software, application, and content for VAS, including a variety of IVR and other wireless and fixed-line VAS content, including color ring back tone services, background music services, VICQ mobile instant messaging services, sports news, weather forecasts, stock market, humor, songs and mobile karaoke, mobile TV, games, entertainment, as well as community-oriented services, such as chatline and dating services. Mobile and fixed-line phone users can access PacificNet's VAS-Alliance services through Guangzhou 3G presence in 26 provinces in China. PacificNet and its subsidiary Guangzhou 3G are working together in rolling out the pilot test for iPACT, and have signed up five iPACT partners as early pilot sites covering the following regions: Shenzhen, Yantai, Zhenzhou, Guizhou and Shangdong. The company has plans to sign up 50-100 iPACT partners in 2006, and hope to see an increase in revenues and profit contribution from the iPACT program beginning in 2006.

NASDAQ NATIONAL MARKET LISTING

On October 6, PacificNet's common stock listing was transferred from the NASDAQ SmallCap to the NASDAQ National Market. This move is it is expected to increase liquidity and visibility within the investment community.

CALL CENTER EXPANSION IN GUANGZHOU CHINA

Due to the recent increase in the demand for telemarketing and call center services, PacificNet Epro announced in October the purchase of a new 250-seat call center facility in China, to support the rapidly growing business of the company. The new contact center is located in a Grade-A office building in Guangzhou, occupying one floor with over 18,000 sq. ft. This new site will supplement the existing 400-seat, 800-agents call center facility in Hong Kong, which has been operating at or above full capacity for the past year. The combined Hong Kong-China operation will expand Epro's total call center capacity to 650 seats and over 1,200 agents, serving existing and new clients in both Hong Kong and mainland China.

PacificNet Epro believes that the contact center expansion in Guangzhou will lead to over 40% annual revenue growth in the coming years. Furthermore, the new facility in China should lead to growth in profit margin because the labor cost and office facility is less than half of the cost in Hong Kong. To date, PacificNet Epro has invested RMB 10 million for the initial set up of the new Guangzhou contact center site and plans to invest another RMB 10 million for the second stage expansion.

On October 19, PacificNet announced that its PacificNet Epro ("Epro") subsidiary has acquired a 70% ownership interest in Guangzhou JunFeng Network Technology Co. Ltd. (JunFeng). The purchase price will be paid for via PacificNet Epro's existing cash. The acquisition is expected to be additive to Epro's 2006 earnings. JunFeng is a call center and value-added telecom service provider based in Guangzhou that owns various Value-Added Services (VAS) and call center licenses. These licenses are instrumental for PacificNet to develop contact center business in China. A wide array of supporting services are provided, including professional inbound services, outbound services, facilities management and IVRS support services, to meet clients' diversified needs.

"This acquisition, plus our new investment in the Guangzhou call center facility, is expected to create further efficiencies in our contact center operations and create new revenue streams from PRC domestic and multinational clients," said Telly Wong, Managing Director of PacificNet Epro. "We expect increasing cross-border business opportunities as Epro is building a diversified business platform in both Hong Kong and China capable of capturing a larger share of the CRM contact center services market. We are confident that the acquisition of Guangzhou JunFeng will considerably strengthen the expansion of PacificNet Epro's contact center business, and position the company favorably in the fast growing CRM call center market in China. CRM contact centers have become the new competitive advantage among industries and we are well-equipped to benefit from this trend."

PacificNet's management team will host a conference call to discuss these results at 8:00 am EST. The conference call is open to the public and may be accessed by calling (877) 853-4941 or (706) 758-7522, Conference I.D. 2467463.
Playback will be available until midnight, December 14, 2005 by calling (800) 642-1687 or (706) 645-9291, pass code 2467463.

ABOUT PACIFICNET

PacificNet Inc. (www.PacificNet.com), through its subsidiaries, invests in and operates companies that provide Outsourcing and Value-Added Services (VAS) in China, such as call centers, telemarketing, CRM, business process outsourcing
(BPO), interactive voice response (IVR), mobile applications, and communications product distribution services. PacificNet's clients include the leading telecos, banks, insurance, travel, marketing, and business services companies, and telecom consumers, in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, SONY, TCL, Huawei, American Express, Citibank, Bank of China, and Hong Kong Government. PacificNet employs over 1,500 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, and branch offices in 26 provinces in China, and is headquartered in Minneapolis USA and Hong Kong.

PacificNet's operations include the following three groups: (1) Outsourcing
Services: including Business Process Outsourcing (BPO), CRM, call center, IT Outsourcing (ITO) and software development services. PacificNet's Outsourcing Services Group includes the following subsidiaries: PacificNet Epro, Smartime (aka Soluteck Shenzhen), and PacificNet Solutions. (2) Value-Added Telecom Services (VAS): including Interactive Voice Response (IVR), SMS and related VAS. PacificNet's VAS Group includes the following subsidiaries: Linkhead, Clickcom, and Guangzhou 3G (aka Sunroom) (3) Communication Products Distribution Services
Group: including calling cards, GSM/CDMA/XiaoLingTong products, and multimedia self-service entertainment kiosks. This group includes the following subsidiaries: PacificNet Communications, Yueshen, and Cheer Era.


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
                                        PACIFICNET INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS

             (Unaudited. In thousands of United States dollars,except par values and share numbers)


                                                                                SEPT 30, 2005      DEC 31,2004
                                                                                 (UNAUDITED)        (AUDITED)
                                                                                -------------      ------------
ASSETS
Current Assets:
Cash and cash equivalents                                                       $       4,778      $      6,764
Restricted cash - pledged bank deposit                                                    369             3,501
Accounts Receivables (net of allowance for doubtful accounts of $0)                     8,501             5,644
Inventories                                                                             1,749             1,297
Loans receivable from related parties                                                   1,350                --
Loans receivable from third parties                                                     1,597                --
Other Current Assets                                                                    4,300             4,325
                                                                                -------------      ------------
    TOTAL CURRENT ASSETS                                                               22,644            21,531
Property and Equipment, net                                                             2,422             1,118
Investments in affiliated companies and subsidiaries                                    1,279             1,063
Marketable equity securities - available for sale                                         438                29
Goodwill                                                                               13,449             8,912
                                                                                -------------      ------------
TOTAL ASSETS                                                                    $      40,232      $     32,653
                                                                                =============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank Line of Credit                                                             $         645      $        651
Bank Loans-current portion                                                              1,385             1,327
Capital Lease Obligations - current portion                                               137                80
Accounts Payable                                                                        2,327             3,150
Accrued Expenses and other payables                                                     1,233               128
Provision for taxation                                                                     66                10
Due to related party                                                                      513                --
                                                                                -------------      ------------
  TOTAL CURRENT LIABILITIES                                                             6,306             5,346
Long-term liabilities:
Bank Loans - non current portion                                                           16                69
Capital Lease Obligations - non current portion                                           101               129
                                                                                -------------      ------------
  TOTAL LONG-TERM LIABILITIES                                                             117               198
                                                                                -------------      ------------
TOTAL LIABILITIES                                                                       6,423             5,544
                                                                                -------------      ------------
Minority Interests in Consolidated Subsidiaries                                         3,718             2,396
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.0001, Authorized - 5,000,000 shares
  Issued and outstanding - none                                                            --                --
Common Stock, par value $0.0001, Authorized - 125,000,000 shares Issued and outstanding:
    Sep 30, 2005 - 11,961,687 issued; 10,782,912 outstanding
    December 31, 2004 - 10,627,737 shares issued, 9,791,583 outstanding                     1                 1
Treasury Stock, at cost - 836,154 shares                                                 (104)             (104)
Additional Paid-In Capital                                                             57,653            53,916
Cumulative Other Comprehensive Loss                                                        (2)              (24)
Accumulated Deficit                                                                   (27,457)          (29,076)
                                                                                -------------      ------------
TOTAL STOCKHOLDERS' EQUITY                                                             30,091            24,713
                                                                                -------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $      40,232      $     32,653
                                                                                =============      ============

See condensed notes to consolidated financial statements



                                        PACIFICNET INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
     (Unaudited. In thousands of United States dollars, except earnings/(loss) per share and share amounts)


                                                               THREE MONTHS                  NINE MONTHS
                                                               ENDED SEPT 30,               ENDED SEPT 30,
                                                            2005           2004           2005           2004
                                                          --------       --------       --------       --------
Revenues                                                  $ 10,722       $  8,054       $ 30,607       $ 19,640
                                                          --------       --------       --------       --------
Cost of Revenues                                            (8,733)        (6,682)       (24,753)       (15,724)
                                                          --------       --------       --------       --------
Gross Profit                                                 1,989          1,372          5,854          3,916
Selling, General and Administrative expenses                  (829)          (835)        (2,713)        (2,487)
Depreciation and amortization                                 (133)           (74)          (274)          (214)
                                                          --------       --------       --------       --------
EARNINGS FROM OPERATIONS                                     1,027            463          2,867          1,215

Other income (expense), net                                    326             84            732            175
                                                          --------       --------       --------       --------
EARNINGS BEFORE INCOME TAXES
AND MINORITY INTEREST                                        1,353            547          3,599          1,390

Provision for income taxes                                      14             --            (43)            --
Share of income of associated companies                          8             --             12             --

Minority Interests                                            (764)          (411)        (1,949)        (1,062)
                                                          --------       --------       --------       --------
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS             $    611       $    136       $  1,619       $    328
                                                          ========       ========       ========       ========
BASIC EARNINGS PER COMMON SHARE:                          $   0.06       $   0.02       $   0.16       $   0.05
                                                          ========       ========       ========       ========

DILUTED EARNINGS PER COMMON SHARE:                        $   0.05       $   0.02       $   0.15       $   0.05
                                                          ========       ========       ========       ========


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SAFE HARBOR STATEMENT THIS COMPANY'S ANNOUNCEMENT CONTAINS FORWARD-LOOKING
STATEMENTS. WE MAY ALSO MAKE WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS IN OUR PERIODIC REPORTS TO THE SEC ON FORMS 10-K, 10-Q, 8-K, ETC., IN OUR ANNUAL REPORT TO SHAREHOLDERS, IN OUR PROXY STATEMENTS, IN PRESS RELEASES AND OTHER WRITTEN MATERIALS AND IN ORAL STATEMENTS MADE BY OUR OFFICERS, DIRECTORS OR EMPLOYEES TO THIRD PARTIES. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT OUR BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CURRENT PLANS, ESTIMATES AND PROJECTIONS, AND THEREFORE YOU SHOULD NOT PLACE UNDUE RELIANCE ON THEM. FORWARD-LOOKING STATEMENTS INVOLVE INHERENT RISKS AND UNCERTAINTIES. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, PACIFICNET'S HISTORICAL AND POSSIBLE FUTURE LOSSES, LIMITED OPERATING HISTORY, UNCERTAIN REGULATORY LANDSCAPE IN CHINA, FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS IS INCLUDED IN PACIFICNET'S FORM 10K AND OTHER FILINGS WITH THE SEC.


CONTACTS:
PacificNet Inc.
Jacob Lakhany, 605-229-6678
Email: investor@PacificNet.com
or
CEOcast, Inc. for PacificNet
Ed Lewis, 212-732-4300